UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 25, 2008 (Date of earliest event reported) Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina 56-1928817

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 22, 2008, the Board of Directors approved a change in the scheduled date for the 2008 annual meeting of shareholders from May 19, 2008 to May 27, 2008.  March 31, 2008 remains unchanged as the record date for determining shareholders entitled to notice of and to vote at the meeting.   The Company thought it was prudent to reschedule the annual meeting in order to provide additional time to complete the director nomination process. The delayed meeting date was announced in the Company's April 25 press release filed as Exhibits 99.1 to this report and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By: /s/ James R. Braun

James R. Braun

Vice President of Finance

& Chief Financial Officer

Date: April 28, 2008

Exhibit 99.1

For Immediate Release

Contact:

Charles & Colvard Ltd.

Jim Braun, Chief Financial Officer

(919) 468-0399 Ext. 224

jbraun@moissanite.com

Investor Relations

Jean Fontana

Integrated Corporate Relations

(203) 682-8200

Charles & Colvard Announces Date of Annual Meeting

MORRISVILLE, N.C., April 25, 2008 — Charles & Colvard, Ltd., (NASDAQ GS: CTHR), the sole source of moissanite, a created jewel available for use in fine jewelry, today announced that the Annual Meeting of the Shareholders of the Company, to be held at the Sheraton Imperial Hotel, 4700 Emperor Boulevard, Durham, North Carolina, has been rescheduled to Tuesday, May 27, 2008 at 2:00 pm Eastern Daylight Savings Time due to time needed to complete the director nomination process.

Bob Thomas, Chairman and Chief Executive Officer commented, "The Company will be nominating Richard A. Bird, George R. Cattermole and Ollin B. Sykes as new members of the Board. On behalf of the entire Charles & Colvard family I give our sincere thanks to Lisa A. Gavales, Geraldine L. Sedlar and Robert A. Leggett, III for the time, effort and passion these individuals have extended, as Directors, towards the success of the Company. We look forward to their continued support as shareholders in our Company."

"The director nomination process involved thorough consideration of more than a dozen names suggested by significant shareholders of the company. We are deeply grateful for their strategic advice," said Thomas. "Together with our returning nominees Laura C. Kendall, Lynn L. Lane, Frederick A. Russ, and I, the new nominees will provide the strong oversight and leadership the company needs as we face the challenges that lie ahead of us."

Richard Bird is President of System Strategies, Inc., and Bird Capital Group, Inc., both Houston, Texas, advisory firms for private equity investments, corporate development, strategy and mergers and acquisitions. George Cattermole is Chairman of the Board of Directors of Outlast Technologies Inc. ("OTI"), a Boulder, Colorado technology company that provides phase change materials to markets worldwide. He was with E.I. DuPont for 33 years in a variety of positions last serving as Chairman of the Corporate Marketing Committee. Ollin Sykes is President of Sykes & Company, P.A., a North Carolina accounting firm. Mr. Sykes was on the original public Board of Directors of Charles & Colvard.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ GS: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole-source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity. Currently used in fine jewelry, Charles & Colvard created Moissanite ™ is primarily marketed to the self-purchasing woman as the perfect reward or indulgence for a woman celebrating her achievements, whether personal or professional, big or small. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management's current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to the Company's ability to manage growth effectively, dependence on Cree, Inc. as the current supplier of the substantial majority of the raw material, ability to develop a material second source of supply, dependence on a limited number of jewelry manufacturing customers, dependence on continued growth and consumer acceptance of the Company's products, in addition to the other risks and uncertainties described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.